Exhibit 11.	Pennsylvania Commerce Bancorp, Inc.
Computation of Net Income Per Share

For the Quarter Ended September 30, 2005
	Income	Shares	Per Share
			Amount
Basic Earnings Per Share:
Net income	$2,324,000
Preferred stock dividends	(20,000)
Income available to common stockholders	2,304,000	5,955,611	$0.39
Effect of Dilutive Securities:
Stock Options		436,975
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$2,304,000	6,392,586	$0.36
For the Quarter Ended September 30, 2004
	Income	Shares	Per Share
			Amount
Basic Earnings Per Share:
Net income	$2,198,000
Preferred stock dividends	(20,000)
Income available to common stockholders	2,178,000	4,671,094	$0.47
Effect of Dilutive Securities:
Stock Options		378,283
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$2,178,000	5,049,377	$0.43
For the Nine Months Ended September 30, 2005
	Income	Shares	Per Share
			Amount
Basic Earnings Per Share:
Net income	$7,341,000
Preferred stock dividends	(60,000)
Income available to common stockholders	7,281,000	5,932,688	$1.23
Effect of Dilutive Securities:
Stock Options		414,331
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$7,281,000	6,347,019	$1.15
For the Nine Months Ended September 30, 2004
	Income	Shares	Per Share
			Amount
Basic Earnings Per Share:
Net income	$6,307,000
Preferred stock dividends	(60,000)
Income available to common stockholders	6,247,000	4,633,845	$1.35
Effect of Dilutive Securities:
Stock Options		391,534
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$6,247,000	5,025,379	$1.24